Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Bowhead Specialty Holdings Inc. of our report dated February 27, 2025, relating to the financial statements and financial statement schedules, which appears in Bowhead Specialty Holdings Inc.’s Annual Report on Form 10-K for the year ended December 31, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Des Moines, Iowa
June 6, 2025